Exhibit 99.1

                                  NEWS RELEASE

For Release:   For Immediate Release
Contact:       Ray Singleton
               (303) 296-3076

                 Basic Earth Comments on Recent Market Activity

Denver, Colorado, March 10, 2005 - Basic Earth Science Systems, Inc. (Basic or the Company) (OTCBB:BSIC), noting the recent volatility in its stock, commented today that it has no explanation for these recent events. Since its recent disclosure of the Halvorsen well production rates, which management views as positive, the Company has issued no further news. Furthermore, the Company has not experienced any negative activity that would change or materially impact the business of the Company. Overall, other than market forces (i.e. speculation and profit-taking) the Company has no information that would explain these events.

"Today's events were certainly painful for our shareholders; myself included," commented Ray Singleton, president of Basic. "However, we remain optimistic that recent ventures and future opportunities will have positive results."

Basic is an oil and gas exploration and production company with primary operations in south Texas and in the Williston basin. Basic is traded on the "over-the-counter - bulletin board" under the symbol BSIC.

Information herein contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which can be identified by words such as "if," "potential," "possible," "should," "would," "may," "will," "anticipate," "estimate," "expect," "intend" or "continue," or comparable words. In addition, all statements other than statements of historical facts that address activities that Basic intends, expects or anticipates will or may occur in the future are forward-looking statements. Readers are encouraged to read the SEC reports of Basic, particularly the Company's Quarterly Reports on Form 10-QSB for the quarters ended June 30, September 30 and December 31, 2004, in addition to the Company's Annual Report on Form 10-KSB for the fiscal year ended March 31, 2004, for meaningful cautionary language disclosing why actual results may vary materially from those anticipated by management.